UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
 _______________
Date of Report: July 31, 2017
(Date of earliest event reported)
 _______________
TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1445 Ross Avenue, Suite 1400
Dallas, Texas 75202
(Address of principal executive offices, including zip code)
(469) 893-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On July 31, 2017, Tenet Healthcare Corporation (the “Company”) completed its previously announced sale of the Company’s Houston-area acute care hospitals and related operations to HCA Healthcare, Inc. (the “Transaction”) for net pre-tax proceeds of approximately $750 million in cash. The effective date of the Transaction is August 1, 2017. Substantially all of the assets related to the ownership and operation of Cypress Fairbanks Medical Center, Park Plaza Hospital and Plaza Specialty Hospital were sold as part of the Transaction, along with the Company’s equity interest in Houston Northwest Medical Center, as well as certain other hospital-affiliated entities, including physician practices. The cash consideration is subject to certain purchase price adjustments relating to, among other things, final net working capital adjustments and actual collections of accounts receivable over the subsequent 18 month period compared to the agreed upon amount of future cash collections used at closing.
Unaudited pro forma financial information relating to the Transaction is furnished in Item 9.01 of this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.
On August 1, 2017, the Company issued a press release announcing the completion of the Transaction. The press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The Company’s Unaudited Pro Forma Condensed Balance Sheet as of March 31, 2017 and Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 2016 and the three months ended March 31, 2017 (collectively, the “Unaudited Pro Forma Financial Statements”) are furnished as Exhibit 99.2 hereto and are based on the Company’s historical consolidated results of operations and financial position, adjusted to give effect to the Transaction. The Unaudited Pro Forma Condensed Balance Sheet as of March 31, 2017 has been prepared to present the Company’s financial condition as if the Transaction had occurred on March 31, 2017. The Unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 2016 and the three months ended March 31, 2017 have been prepared to present the Company’s results of operations as if the Transaction had occurred on January 1, 2016.
The Unaudited Pro Forma Financial Statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report of Form 10-Q for the three months ended March 31, 2017.
(d) Exhibits

99.1	Press Release issued on August 1, 2017

99.2	Unaudited Pro Forma Financial Statements and accompanying notes

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ R. Scott Ramsey
R. Scott Ramsey
Vice President and Controller
(Principal Accounting Officer)

Date:	August 1, 2017

EXHIBIT INDEX

99.1	Press Release issued on August 1, 2017

99.2	Unaudited Pro Forma Financial Statements and accompanying notes

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